PROMISSORY NOTE

$1,500,000                                                  September 23, 2005


     FOR VALUE RECEIVED, CONSOLIDATED ENERGY, INC., a Wyoming corporation ("Maker"), promises to pay to the order of Cordillera Fund L.P., a Texas limited partnership ("Payee"), pursuant to the terms and conditions contained in this promissory note (this "Note") the principal sum of One Million, Five Hundred Thousand and No/100 Dollars ($1,500,000.00), or such lesser amount as is advanced and outstanding under this Note, together with interest on the unpaid principal balance from the date hereof until paid in full, at the rate and on the terms provided herein.

     1. Disbursements. Within three (3) Business Days (as hereinafter defined) following delivery of Maker's written request, Payee shall advance to Maker under this Note an amount up to the principal sum of $1,500,000; provided, however, Payee is not required to advance any amount under this Note, or may advance an amount that is less than Maker requests, if, at the time an advance is requested by Maker, Payee has determined in its sole discretion that (a) any contingency described in Paragraph 2 has not been or is not reasonably likely to be satisfied, (b) the financial circumstances of Maker are such that the timely repayment of such advance is uncertain, (c) such other circumstance exists or is reasonably anticipated, that makes the timely repayment of such advance uncertain, or (d) an Event of Default (as hereinafter defined) has occurred or Payee reasonably determines that an Event of Default is going to occur.

     2. Contingency. In addition to the limitations set forth in Paragraphs 1(b) and (c), Payee is not obligated to advance amounts under this Note if at the time an advance is requested (a) the September 23, 2005 Consent and Waiver (a copy of which is attached as Exhibit "A" to this Note) has not been executed and delivered to Payee by each and every person or entity shown as a signatory to such document, (b) the September 23, 2005 Bridge Forbearance (a copy of which is attached as Exhibit "B" to this Note) has not been executed and delivered to Payee by each and every person or entity shown as a signatory to such document,
(c) the Additional Financing Forbearance Agreement has not been executed and delivered to Payee by each and every person or entity shown as a signatory to such document.

     3. Term and Payment. Principal and interest of this Note shall be payable as follows:

          (a) The entire unpaid principal balance of this Note shall be due and payable in full, in cash, upon the earliest to occur of (i) December 16, 2005, (ii) the first Business Day following Maker's receipt of $2,500,000 or more in proceeds from its issuance or sale of any promissory note, capital stock or other security of any nature, or (iii) the occurrence of an Event of Default (the earliest of (i), (ii) and (iii) is referred to as the "Maturity Date").

          (b) Interest shall be computed on the unpaid principal balance of this Note as if the highest amount of principal actually advanced under this Note was advanced in full on the date of this Note, irrespective of the date it is actually advanced. Thus, for example, if an aggregate of $600,000 is actually advanced under this Note in three installments of September 23, October 1 and October 15, interest shall be calculated as if $600,000 was advanced in its entirety on September 23.

          (c) Interest shall be due and payable by Maker to Payee in cash or Stock (as hereinafter defined), at Payee's election as follows:

               (i) if Payee elects to have Maker pay the accrued but unpaid interest in cash, then the accrued and unpaid interest payable on this Note shall be calculated in accordance with Paragraphs 3(b) and 4, and must be paid in full within seven Business Days following the date Payee delivers notice to Maker of its desire to have Maker pay the interest in cash. Such notice shall be delivered by Payee to Maker on or anytime after the Maturity Date; or

               (ii) if, Payee elects to have Maker pay the accrued but unpaid interest in Stock, then the accrued and unpaid interest payable on this Note shall be calculated in accordance with Paragraph 3(b) and considered paid, in full, upon Maker's issuance and delivery of eight hundred eighty-two thousand, three hundred fifty-three (882,353) shares of Maker's common capital stock (the "Stock"), pro rated if less than the entire $1,500,000 principal amount is advanced under this Note, based upon the amount actually advanced. The Stock shall be
          (A) considered Registrable Securities, Common Stock, as defined in and governed by the February 24, 2005 Registration Rights Agreement executed by, among others, Maker and Payee (the "Registration Rights Agreement"), and thus included in any registration statement that is filed by Maker to satisfy the terms of the Registration Rights Agreement, and (B) delivered within seven Business Days following the date Payee delivers notice to Maker of its desire to have Maker pay the interest in Stock. Such notice shall be delivered by Payee to Maker on or anytime after the Maturity Date. If, for any reason, the shares of Stock delivered to Payee hereunder cannot be included in the registration statement filed by Maker pursuant to the Registration Rights Agreement, then Payee may (Y) demand such shares be registered upon terms materially the same as the Registration Rights Agreement and Maker will cause a registration statement for the Stock to be filed with the Securities and Exchange Commission within thirty (30) days thereafter, and will use its best efforts to cause such registration statement to become effective, and (Z) exchange the Stock at any time with Maker for shares of registered common capital stock.

          (d) If a payment of interest or principal is due on a day that is not a Business Day, such payment shall be made on the first Business Day following such payment date. For purposes of this Note, "Business Day" means any day other than Saturday, Sunday or any other day on which national banking associations in the State of Kentucky generally are closed for commercial banking business. Both principal, and interest if payable in cash, are payable as provided in this Note in lawful money of the United States of America.

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

     4. Interest Rate. If interest under this Note is payable in cash, then the principal amount outstanding under this Note (as calculated in the manner set forth in Paragraph 3(b)) shall bear interest at a per annum rate equal to fifteen percent (15%), compounded annually. Notwithstanding the foregoing, following the occurrence of an Event of Default and continuing until such Event of Default shall have been cured, principal outstanding under this Note (as calculated in the manner set forth in Paragraph 3(b)) shall bear interest at a per annum rate equal to eighteen percent (18%), compounded annually.

     5. Event of Default.

          (a) For purposes of this Note, the following events shall constitute an "Event of Default:"

               (i) the default by Maker in any required payment of principal of or interest on this Note, and the failure to make such required payment within thirty (30) days of the required payment date; or

               (ii) the Maker breaches or otherwise fails to perform or observe any covenant or agreement that is set forth in this Note which is not cured by Maker or waived in writing by Payee within 30 days after notice to Maker by Payee, including, for example, Maker's failure to include the Stock in a registration statement in accordance with Paragraph 3(c)(ii); or

               (iii) the entry of a decree or order for relief by a court having jurisdiction in respect of Maker in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding up or liquidation of its affairs; or

               (iv) the commencement by Maker or any affiliate thereof of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to the appointment to or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

               (v) if Maker disposes of a material portion of its assets and this Note is not paid in full within five Business Days following such disposition.

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

          (b) Upon the occurrence of an Event of Default, then and in every such case the Payee of this Note may (i) declare the principal and accrued but unpaid interest of this Note to be due and payable immediately, and the same shall become and be due and payable, without presentment, demand, protest, notice of intent to accelerate or other notice of any kind all of which are expressly waived and Payee may exercise all remedies available at law, in equity or hereunder, and (ii) cause Maker to secure the indebtedness evidenced by this Note with a perfected security interest and lien upon the Collateral (as defined in the Security Agreement referred to below) subordinate to the Gryphon Lien (defined below). Payee acknowledges that, pursuant to that certain Security Agreement dated February 24, 2005 (the "Security Agreement"), among Maker, Gryphon Master Fund, L.P., as collateral agent (including its successors as such collateral agent, "Gryphon") for the Secured Parties named and defined in the Security Agreement, Maker has granted to Gryphon, for the ratable benefit of the Secured Parties, a first priority security interest in the Collateral (as defined in the Security Agreement) (the "Gryphon Lien"). In such event, Payee hereby agrees to enter into intercreditor arrangements reasonably satisfactory to the Security Parties whereby Payee shall subordinate Payee's security interest, lien and other rights in the Collateral to the Gryphon Lien and other rights of the Secured Parties. Subject to the foregoing, by execution of this Note, Maker hereby grants to Payee an irrevocable power of attorney, coupled with an interest, to execute, deliver and file in Maker's name and on its behalf, any and all documents and instruments necessary to evidence and secure this security interest, including mortgages, security agreements and similar documents, and Maker grants Payee all rights and remedies available to a secured party under the Kentucky Uniform Commercial Code, including foreclosure.

          (c) Maker expressly waives all notices, demands for payment, presentations for payment, notices of payment default, notices of intention to accelerate maturity, protest and notice of protest, and any other notices of any acceleration of any kind as to this Note and as to each, every and all installments or part payments thereof, and consents that the Payee or other holder of this Note may at any time and from time to time, upon request of or by agreement with the Maker, extend the date of maturity hereof or change the time or method of payments hereof without notice to any of the other makers, sureties or endorsers, who shall remain bound for the payment hereof.

     6. Right of Prepayment. The Maker shall have the right to prepay all, but not less than all, of the amounts due and payable under this Note. However, if the Note is prepaid, the accrued but unpaid interest due and owing at the time of such payment shall be calculated as if such balance was outstanding until December 16, 2005.

     7. No Right of Setoff. THE MAKER HAS NO RIGHTS OF SETOFF AGAINST ANY PAYMENT DUE UNDER THIS NOTE AND THEREFORE SHALL NOT WITHHOLD OR REDUCE ANY PAYMENT ON THIS NOTE BY ANY AMOUNTS DUE FROM THE PAYEE TO THE MAKER.

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

     8. No Usury Intended; Usury Savings Clause. In no event shall interest contracted for, charged or received hereunder, plus any other charges in connection herewith which constitute interest, exceed the maximum interest permitted by applicable law. The amounts of such interest or other charges previously paid to the holder of the Note in excess of the amounts permitted by applicable law shall be applied by the holder of the Note to reduce the principal of the indebtedness evidenced by the Note, or, at the option of the holder of the Note, be refunded. To the extent permitted by applicable law, determination of the legal maximum amount of interest shall at all times be made by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan and indebtedness, all interest at any time contracted for, charged or received from the Maker hereof in connection with the loan and indebtedness evidenced hereby, so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof.

     9. Transferability. Payee may transfer, sell, assign, pledge, hypothecate, bequeath, gift, create a lien on, place in trust, assign, sell participations in or otherwise convey or dispose of all or a portion of this Note or the obligations represented hereby or any beneficial interest in this Note at anytime without the consent of Maker.

     10. Waivers. Maker hereby waives presentment, protest, demand for payment, notice of dishonor and all other notices of any kind. No waiver by Payee of any default shall operate as a waiver of any other default or of the same default on any future occasion, and no action to enforce payment hereunder nor any indulgences or other arrangements granted to Maker, including any extension of time for payment due thereon, shall release, waive or otherwise affect any right of the owner or holder hereof.

     11. Severability. The provisions of this Note are severable and, if any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Note shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Note, and this Note shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, would be valid, legal and enforceable to the maximum extent possible.

     12. Fees. If any person or entity elects to participate in this Note by exercising rights granted to such person or entity by prior covenants or agreements, then the Cordillera Fund, L.P. shall have the sole and absolute right, on behalf of any or all Payees, participants or other holders of an interest in this Note, to do any one or more of the following: (i) voluntarily reduce the principal amount and/or the interest due under this Note, (ii) require that a fee of $100,000 be paid to Andrew Carter Capital, Inc. by the Payees, participants or other holders of an interest in this Note, pro rata based upon their economic interest, for services provided in conjunction with the preparation and funding of this Note, and (iii) waive on behalf of the Payee, participants and other holders of an interest in this Note, the right to receive accrued but unpaid interest under this Note in Stock.

     13. Entire Agreement; Amendment. This Note contains the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Maker nor Payee may make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Note may be waived or amended other than by a written instrument signed by the Maker and Payee.

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

     14. Governing Law. This Note will be governed by the laws of the State of Kentucky without giving effect to any choice or conflict of law principles of any jurisdiction.

     15. Expenses. Maker shall pay $12,000 to Payee upon demand as reimbursement for expenses incurred by Payee in connection with the preparation of the documentation evidencing this loan. Payee may advance these amounts under the Note to satisfy payment. If an Event of Default occurs, then Maker shall pay upon demand, in addition to interest and principal, an amount equal to twenty percent (20%) of the unpaid principal amount then outstanding under this Note to reimburse Payee for all costs and expenses of collection, including legal fees.

     16. Notices. All notices, demands, requests or other communications that may be or are required to be given, served or sent by either party to the other party pursuant to this Note shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, telegram or facsimile transmission addressed as set forth on the signature pages hereof. Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a facsimile transmission) the answer back being deemed conclusive evidence of such delivery or at such time as delivery is refused by the addressee upon presentation.

     17. Survival. The provisions of Paragraph 3(c) shall survive the payment in full of this Note.

     18. SUBORDINATION. THE PARTIES HERETO AGREE THAT THIS NOTE IS SUBJECT TO THE PROVISIONS OF THE SUBORDINATION AGREEMENT DATED AS OF THE DATE HEREOF AMONG PAYEE AND THE PURCHASERS NAMED IN SUCH SUBORDINATION AGREEMENT (THE "PURCHASERS"). IT IS HEREBY AGREED THAT NO PROVISION OF THIS NOTE OR ANY DOCUMENT EXECUTED HEREWITH THAT CONTRADICTS THE SUBORDINATION AGREEMENT OR OTHERWISE ADVERSELY AFFECTS THE PURCHASERS SHALL BE AMENDED MODIFIED OR WAIVED WITHOUT THE PRIOR WRITTEN CONSENT OF THE PURCHASERS. FURTHERMORE, NO AMOUNT UNDER THIS NOTE MAY BE PAID PRIOR TO THE MATURITY DATE WITHOUT THE PRIOR WRITTEN CONSENT OF THE PURCHASERS, UNLESS SUCH PAYMENT IS EXPRESSLY AUTHORIZED UNDER THE SUBORDINATION AGREEMENT.


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

     IN WITNESS WHEREOF, Maker and Payee have caused this Note to be executed as of the day and year first above written.

                                      CONSOLIDATED ENERGY, INC.



                                      By:
                                      ----------------------------------------

                                      Name:  David Guthrie
                                      Title: Chairman/CEO



                                      CORDILLERA FUND L.P.



                                      By:
                                      ----------------------------------------
                                      Name:   James P. Andrew
                                      Title:  Co-CEO of Andrew Carter Capital,
                                      Inc. the General Partner of ACCF Gen Par,
                                      L.P. the General Partner of the
                                      Cordillera Fund L.P.

                                   EXHIBIT "A"
                               Consent and Waiver

                                   EXHIBIT "B"
                          Bridge Forbearance Agreement

                                   EXHIBIT "C"
                   Additional Financing Forbearance Agreement